                                                                     4(ii)(a)(5)

                                                                  EXECUTION COPY


                               SUBSIDIARY GUARANTY


                  This SUBSIDIARY GUARANTY ("Guaranty") is made as of February 25, 1999, by Cruise America Travel, Incorporated, a Delaware corporation, DQSC Property Co., a Delaware corporation, DQSB II, Inc., a Delaware corporation, Great Ocean Cruise Line, L.L.C., a Delaware limited liability company and Great River Cruise Line, L.L.C., a Delaware limited liability company (each individually, a "Guarantor" and collectively, the "Guarantors") in favor of The Chase Manhattan Bank, a New York banking corporation, as agent (hereinafter in such capacity, the "Agent") for its benefit and the benefit of the other "Holders of Secured Obligations" (as defined in that certain Credit Agreement referred to below). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.


                  WHEREAS, THE DELTA QUEEN STEAMBOAT CO., a Delaware corporation, (the "Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES THEREOF and each other financial institution which from time to time becomes a party thereto in accordance with Section 11.02(a) thereof (together with their respective successors and permitted assigns, individually, a "Lender" and, collectively, the "Lenders") and the Agent are parties to that certain Credit Agreement, dated as of February 25, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

                  WHEREAS, each of the Guarantors is a direct Subsidiary of Borrower and will derive both direct and indirect benefits from the loans made to the Borrower pursuant to the Credit Agreement;

                  WHEREAS, as a condition to the Lenders' and the Agent's willingness to enter into the Credit Agreement and the Lenders' willingness to extend credit to Borrower under the Credit Agreement, the Lenders have required that each of the Guarantors enter into this Guaranty.

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors agrees as follows:
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                  1. Guaranty. (a) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, each of the Guarantors, jointly and severally, unconditionally and irrevocably guarantees for the benefit of the Agent and the other Holders of the Secured Obligations the full and prompt payment when due (whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter), and the performance of (i) all of the Obligations of Borrower under the Credit Agreement (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy) and (ii) all other Obligations of Borrower to the Agent or any other Holder of Secured Obligations under the Loan Documents (the Obligations of Borrower which are described in clauses(i) through (ii) of this
Section 1(a) are hereinafter referred to collectively as the "Obligations").

                  (b) At any time after the occurrence and during the continuance of an Event of Default, each of the Guarantors shall pay to the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, on demand by the Agent and in immediately available funds, the full amount of the Obligations then due and payable. Each of the Guarantors jointly and severally and unconditionally further agrees to pay to the Agent, for the benefit of the Agent and the other Holders of Secured Obligations, as applicable, and reimburse the Agent for the benefit of the Agent and the other Holders of Secured Obligations, as applicable, for, on demand and in immediately available funds, (a) all losses, reasonable fees, reasonable costs and expenses of the type and to the extent permitted under Section 11.03 of the Credit Agreement (including, without limitation, all court costs and reasonable attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Agent or any other Holder of Secured Obligations in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower or any of the Guarantors relating to the Credit Agreement, this Guaranty, the other Loan Documents or the transactions contemplated thereby; (2) taking any action with respect to any security or collateral securing the Obligations or obligations of any of the Guarantors hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses described in clauses (1) through (3) of this Section 1(b)(a) are hereinafter referred to as the "Expenses") and (b) interest on the Expenses, from the date of demand under this Guaranty until paid in full at the Default Rate described in Section 2.03(d) of the Credit Agreement (the "Interest Rate") (all such Obligations and other indebtedness, liabilities and obligations set forth in this Section 1 being hereinafter collectively referred to as the "Guaranteed Obligations"). Each of the Guarantors hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                  (c) In the event that any additional Subsidiary is formed or acquired that is required to become a Guarantor hereunder pursuant to Section
6.10 of the Credit Agreement, such Subsidiary shall execute and deliver to the Agent, for its benefit and the benefit of the other Holders of Secured Obligations, a supplement to this Guaranty in the form of Exhibit A attached hereto within the time period prescribed by Section 6.10 of the Credit Agreement.

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                  2. Obligations Unconditional. Each of the Guarantors hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

                  (i) The validity, enforceability, avoidance, assignment or subordination of any of the Guaranteed Obligations or any of the Loan Documents;

                  (ii) the absence of any attempt by, or on behalf of, the Agent or any other Holder of Secured Obligations to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against Borrower, any of the other Guarantors or any other Person;

                  (iii) the election of any remedy by, or on behalf of, the Agent or any other Holder of Secured Obligations with respect to all or any part of the Guaranteed Obligations;

                  (iv) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or the waiver, consent, extension, forbearance or granting of any indulgence, by, or on behalf of, the Agent or any other Holder of Secured Obligations with respect to any provision of any of the Loan Documents;

                  (v) the failure of the Agent or any other Holder of Secured Obligations to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for any or any part of the Guaranteed Obligations;

                  (vi) the election by, or on behalf of, the Agent or any one or more of the other Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of
         Section 1111(b)(2) of the Bankruptcy Code;

                  (vii) any borrowing or grant of a security interest by Borrower as debtor-in-possession under Section 364 of the Bankruptcy Code;

                  (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Agent or any other Holder of Secured Obligations for repayment of all or any part of the Guaranteed Obligations;

                  (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower or any of the Guarantors; or

                  (x) any change, restructuring or termination of or to the corporate structure or existence of any Guarantor, Borrower or any restructuring or refinancing of all or any portion of the Guaranteed Obligations.

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                  3. Enforcement; Application of Payments. Upon the occurrence and during the continuance of an Event of Default, the Agent may proceed directly and at once, without notice, against any of the Guarantors to obtain performance of and to collect and recover the full amount, or any portion, of the Guaranteed Obligations, without first proceeding against Borrower or any other Guarantors hereunder, or any other Person, or against any security or collateral for the Guaranteed Obligations. Subject only to the terms and provisions of the Credit Agreement, the Agent shall have the exclusive right to determine the application of payments and credits, if any, from any of the Guarantors, Borrower or from any other Person on account of the Guaranteed Obligations or any other liability of any of the Guarantors to the Agent or any other Holder of Secured Obligations.

                  4. Waivers. (i) Each of the Guarantors hereby waives promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of Borrower, protest or notice with respect to any or any part of the Guaranteed Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty or any other guaranty, the benefits of all statutes of limitation, the benefits of any statute the effect of which would require the Agent or any other Holder of Secured Obligations to first proceed against Borrower, any other Guarantor or any other Person to enforce or collect all or any portion of the Guaranteed Obligations before proceeding against such Guarantor for the enforcement of such Guarantor's obligations and indebtedness hereunder, and all other demands whatsoever (and shall not require that the same be made on Borrower or any Guarantor as a condition precedent to the obligations of any of the Guarantors hereunder), and covenants that this Guaranty will not be discharged, except by indefeasible payment and performance in full of all of the Guaranteed Obligations and any other obligations contained herein. Each of the Guarantors further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Agent or any other Holder of Secured Obligations to secure payment of all or any part of the Guaranteed Obligations. Each of the Guarantors further waives any requirement that the Agent or any other Holder of Secured Obligations protect, secure, perfect or insure any security interest or exhaust any right to take action against Borrower or any other Person or any collateral.

                  (ii) Each of the Guarantors hereby waives, to the fullest extent permitted by applicable law in accordance with Section 2856 of the California Civil Code, all rights and benefits under California Civil Code Sections 2787 to 2855, inclusive (or any similar laws in other jurisdictions) and all rights and benefits of California Civil Code Sections 2899 and 3433 (or any similar laws in any other jurisdiction). In addition, without limiting the generality of the


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foregoing or any other provision hereof, each of the Guarantors hereby waives, in accordance with Section 2856 of the California Civil Code, all rights and defenses (including, without limitation, all rights and defenses arising out of an election of remedies by the Agent or any other Holder of Secured Obligations) that such Guarantor may have because the Obligations are secured by real property. This means, among other things:

                       (i) the Agent or any other Holder of Secured Obligations
               may collect from each of the Guarantors without first foreclosing on any real or personal property collateral pledged to or for the benefit of the Agent or any other Holder of Secured Obligations; and

                       (ii) if the Agent or any other Holder of Secured
               Obligations forecloses on any real property collateral pledged by the Borrower:

                              (A) the amount of the debt may be reduced only by
                       the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                              (B) the Agent or any other Holder of Secured
                       Obligations may collect from each of the Guarantors even if the Agent or any other Holder of Secured Obligations, by foreclosing on the real property collateral, has destroyed any right the Guarantors may have to collect from the Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each of the Guarantors may have because the Guaranteed Obligations are or may be secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure (or any similar laws in any other jurisdiction). In accordance with Section 15 below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the internal laws (as opposed to the conflicts of laws provisions other than those contained in New York General Obligations Law Section 5-1401) of the State of New York. This Section 4(ii) and any other referenced provisions of California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

               (iii) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, any of the Agent or any other Holder of Secured Obligations is prevented by applicable law from exercising its rights to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, or the Agent is prevented from taking any action to realize on the Collateral, each such Guarantor agrees to pay to the Agent for the account of the Agent and the other Holders of Secured Obligations, upon demand therefor, the amount which otherwise would have been due


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and payable had such rights and remedies been permitted to be exercised by the
Agent or such Holder.

               (iv) The Holders of Secured Obligations, either themselves or acting through the Agent, are hereby authorized, without notice or demand and without affecting the liability of any of the Guarantors hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents;
(b) to accept partial payments on all or any part of the Guaranteed Obligations;
(c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranty of all or any part of the Guaranteed Obligations or other liabilities of Borrower or any of the Guarantors, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations or for any such guaranty; or (g) to the extent permitted under the Credit Agreement, to assign all or any portion of their rights and interests in the Guaranteed Obligations and/or any collateral or other security therefor to any Person. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of any of the Guarantors hereunder.

               5. Financial Information. Each of the Guarantors hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and the other Guarantors, any endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each of the Guarantors hereby agrees that neither the Agent nor any other Holder of Secured Obligations shall have any duty to advise any of the Guarantors of information known to any of them regarding such condition or any such circumstances. In the event the Agent or any other Holder of Secured Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to any of the Guarantors, such Holder or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine (ii) to disclose any information which such Holder or the Agent pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosure of such information or any other information to any of the Guarantors.

               6. No Marshaling; Reinstatement. Each of the Guarantors consents and agrees that neither the Agent nor any other Holder of Secured Obligations nor any Person acting for or on behalf of the Agent or any other Holder of Secured Obligations shall be under any obligation to marshall any assets in favor of any of the Guarantors or against or in payment of any or all of the Guaranteed Obligations. Each of the Guarantors further agrees that, to the extent that Borrower, any of the Guarantors or any other guarantor of all or any part of the Guaranteed


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
Obligations makes a payment or payments to the Agent or any other Holder of Secured Obligations receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, any of the Guarantors, such other guarantors or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, any of the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately proceeding such initial payment, reduction or satisfaction.

               7. Waiver of Subrogation. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS OF SUBROGATION (WHETHER CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE, UNDER COMMON LAW, OR OTHERWISE) TO THE CLAIMS OF THE HOLDERS OF SECURED OBLIGATIONS OR THE AGENT AGAINST THE BORROWER AND ALL CONTRACTUAL, STATUTORY OR COMMON LAW RIGHTS OF CONTRIBUTION, REIMBURSEMENT, INDEMNIFICATION AND SIMILAR RIGHTS AND "CLAIMS" (AS SUCH TERM IS DEFINED IN THE BANKRUPTCY CODE) AGAINST THE BORROWER WHICH ARISE IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR PAYMENT BY ANY SUCH GUARANTOR OF ANY OF THE GUARANTEED OBLIGATIONS.

               8. Subordination. Each of the Guarantors agrees that any and all claims of such Guarantor against any endorser or any other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment, in full, of all of the Guaranteed Obligations. Notwithstanding any right of any of the Guarantors to ask, demand, sue for, take or receive any payment from any other Guarantor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Guarantor (whether constituting part of the security or collateral given to the Agent, for the benefit of itself and the other Holders of Secured Obligations, to secure payment of all or any part of the Guaranteed Obligations or otherwise) shall be and hereby are subordinated to the rights of the Agent and the other Holders of Secured Obligations in those assets. None of the Guarantors shall have any rights to possession of any such asset or to foreclose upon any such asset, whether by judicial action of otherwise, unless and until all of the Guaranteed Obligations are indefeasibly paid and performed in full and financing arrangements between Borrower and the Holders of Secured Obligations have been terminated. Should any payment, distribution, security or instrument or proceeds thereof be received by any of the Guarantors upon or with respect to any indebtedness of any Guarantor to any of the other Guarantors after the occurrence and during the continuance of an Event of Default and prior to the satisfaction of all of the Guaranteed Obligations and the termination of all financing arrangements between the Borrowers and the Holders of Secured Obligations, such Guarantor shall receive and hold the same in trust, as trustee for the benefit of


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
the Agent and the other Holders of Secured Obligations and shall forthwith deliver the same to the Agent, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application on any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Agent and the other Holders of Secured Obligations. If any of the Guarantors fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are hereby irrevocably authorized to make the same. Each of the Guarantors agrees that until the Guaranteed Obligations are indefeasibly paid and performed in full and all financing arrangements between the Borrowers and the Holders of Secured Obligations have been terminated, such Guarantor will not assign or transfer to others any claim of such Guarantor has or may have against Borrower except for items payable by the Borrower and deposited by any Guarantor with a financial institution for payment.

            9. Enforcement; Amendments; Waivers. No delay on the part of the Agent or any other Holder of Secured Obligations in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations, shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. The remedies set forth herein are cumulative and not exclusive of any remedies provided by law or the other Loan Documents. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Agent or any other Holder of Secured Obligations, except as expressly set forth in a writing duly signed and delivered in accordance with the provisions of Section 11.07 of the Credit Agreement. Failure by the Agent or any other Holder of Secured Obligations at any time or times hereafter to require strict performance by Borrower, any of the Guarantors, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Agent or any other Holder of Secured Obligations shall not waive, affect or diminish any right of the Agent or such Holder of Secured Obligations at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any other Holder of Secured Obligations, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to Borrower or each of the Guarantors, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under Section 11.07 of the Credit Agreement. No waiver of any Event of Default by the Agent or any other Holder of Secured Obligations shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Agent or any other Holder of Secured Obligations permitted hereunder shall in any way affect or impair the Agent's or such Holder's rights and remedies or the obligations of any of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by Borrower or any of the Guarantors to any Holder of Secured Obligations shall


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
be conclusive and binding on each of the Guarantors irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

            10. Effectiveness; Termination; Release. This Guaranty shall become effective upon its execution by each of the Guarantors and shall continue in full force and effect and may not be terminated or otherwise revoked until the Credit Agreement and all financing arrangements governed by the Loan Documents among the Borrower, the Agent and the other Holders of Secured Obligations shall have been terminated (other than continuing contingent indemnity obligations) and the Guaranteed Obligations shall have been indefeasibly and fully paid and discharged. If, notwithstanding the foregoing, any of the Guarantors shall have any right under applicable law to terminate or revoke its Guaranty, each of the Guarantors agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Agent and each of the Lenders. Such notice shall not affect the right and power of any of the Agent or any other Holder of Secured Obligations to enforce rights arising prior to receipt thereof by the Agent and each other Holder of Secured Obligations. If the Agent or any other Holder of Secured Obligations grants loans or takes other action after any of the Guarantors terminates or revokes this Guaranty but before such Person receives such written notice, the rights of such Person with respect thereto shall be the same as if such termination or revocation had not occurred. Notwithstanding anything to the contrary contained in this Guaranty or any of the other Loan Documents, any Guarantor shall be released from its obligations hereunder and under the other Loan Documents upon the consummation of a sale or other disposition of all of the capital stock or membership interest of such Guarantor by Borrower or another Guarantor which is permitted under the Credit Agreement or consented to by the Lenders.

            11. Successors and Assigns. This Guaranty shall be binding upon each of the Guarantors and upon their respective successors and assigns and shall inure to the benefit of the Agent and the other Holders of Secured Obligations and their respective successors and assigns; all references herein to Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession; provided, however, that none of the Guarantors shall voluntarily assign or transfer its rights or obligations hereunder without the Agent's prior written consent.

            12. Definitions. All references to the singular shall be deemed to include the plural and vice versa where the context so requires.

            13. Payments to be Free of Deductions; Withholding Tax Exemption. All payments by the Guarantors under this Guaranty shall be made without setoff or counterclaim and free and clear of, and without deductions of the type and to the extent described in Section 2.10 of the Credit Agreement. A delivery by a Lender that is not incorporated under the laws of the United States of America of its IRS Form 1001 or 4224 to Borrower pursuant to the Credit Agreement shall be deemed a delivery of such form to each of the Guarantors hereunder.

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            14. Officer Authority. Each of the undersigned hereby certifies that he/she has all necessary authority to execute and deliver this Guaranty on behalf of the Guarantors for whom he/she has executed and delivered this Guaranty.

            15. GOVERNING LAW. THE AGENT HEREBY ACCEPTS THIS GUARANTY, ON BEHALF OF ITSELF AND THE OTHER HOLDERS OF SECURED OBLIGATIONS, AT NEW YORK, NEW YORK, BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE AMONG THE AGENT, ANY OTHER HOLDERS OF SECURED OBLIGATIONS AND ANY OF THE GUARANTORS ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE CONFLICTS OF LAW PROVISIONS OTHER THAN THOSE CONTAINED IN NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401, OF THE STATE OF NEW YORK.

            16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

            (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (B) OTHER JURISDICTIONS. EACH OF THE GUARANTORS AGREES THAT THE AGENT OR ANY OTHER HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE GUARANTORS OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY OF THE GUARANTORS OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIBLE COUNTERCLAIMS IN AN PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT

MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

            (C) SERVICE OF PROCESS. EACH OF THE GUARANTORS WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS THE PRENTICE HALL CORPORATION SYSTEM, INC., WHOSE ADDRESS IS 500 CENTRAL AVENUE, ALBANY, NEW YORK, 12206, AS SUCH GUARANTORS' AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. EACH OF THE GUARANTORS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

            (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECT WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HEREWITH MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (E) WAIVER OF BOND. EACH OF THE GUARANTORS WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            17. Advice of Counsel. Each of the Guarantors represents and warrants to the Agent and the other Holders of Secured Obligations that it has discussed this Guaranty and, specifically, the provisions of Sections 16 hereof, with its lawyers.

            18. Notices. Each of the Guarantors appoints Borrower as such Guarantor's agent to receive notices and other communications under this Guaranty. Any such notice or communication received by Borrower under this Guaranty shall be deemed to have been received by each such Guarantor. All such notices to Borrower shall be given in the manner and to the addresses set forth in the Credit Agreement.

            19. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

            20. Collateral. Each of the Guarantors hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents to which it is a party.

            21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the Guarantors and the Agent or any other Holder of Secured Obligations.

            22. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            23. Definitions. The singular shall include the plural and vice versa and any general shall include any other gender as the context may require.

            24. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

            IN WITNESS WHEREOF, this Guaranty has been duly executed by each of the Guarantors as of the day and year first set forth above.


                                      CRUISE AMERICA TRAVEL, INCORPORATED
                                      DQSC PROPERTY CO.
                                      DQSB II, INC.


                                      By: /s/ JORDAN B. ALLEN
                                         --------------------------------------
                                             Name:   Jordan B. Allen
                                             Title:  Executive Vice President


                                      GREAT RIVER CRUISE LINE, L.L.C.
                                      By:    The Delta Queen Steamboat Co.,
                                             a Managing Member

                                             By: /s/ JORDAN B. ALLEN
                                                -------------------------------
                                             Name:   Jordan B. Allen
                                             Title:  Executive Vice President

                                      By:    DQSB II, Inc., a Managing Member


                                             By: /s/ JORDAN B. ALLEN
                                                -------------------------------
                                             Name:   Jordan B. Allen
                                             Title:  Executive Vice President

                                      GREAT OCEAN CRUISE LINE, L.L.C.
                                      By:    The Delta Queen Steamboat Co.,
                                             a Managing Member


                                             By: /s/ JORDAN B. ALLEN
                                                -------------------------------
                                             Name:   Jordan B. Allen
                                             Title:  Executive Vice President

                                      By:    DQSB II, Inc., a Managing Member


                                             By: /s/ JORDAN B. ALLEN
                                                -------------------------------
                                             Name:   Jordan B. Allen
                                             Title:  Executive Vice President

                                    EXHIBIT A

                                   SUPPLEMENT
                                       TO
                               SUBSIDIARY GUARANTY

         Reference is hereby made to the Subsidiary Guaranty (the "Guaranty")
made as of February   , 1999, by Cruise America Travel, Incorporated, a Delaware
corporation, DQSC Property Co., a Delaware corporation, DQSB II, Inc., a Delaware corporation, Great Ocean Cruise Line, L.L.C., a Delaware limited liability company and Great River Cruise Line, L.L.C., a Delaware limited liability company (each individually, a "Guarantor" and collectively, the "Guarantors") in favor of The Chase Manhattan Bank, a New York banking corporation, as Agent, for its benefit and the benefit of the other "Holders of Secured Obligations" (as defined in the Credit Agreement). Capitalized terms used herein shall have the meaning given to them in the Guaranty. By its
execution below, the undersigned [NAME OF NEW GUARANTOR], a         , agrees to
become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by the Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in the Guaranty are true and correct in all material respects as of the date hereof.

        IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR],         a has executed and
delivered this Supplement to the Guaranty as of         ,     .


                                            [NAME OF NEW GUARANTOR]


                                            By:
                                                 -----------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                 -----------------------------